SECOND AMENDMENT TO

THE STANDARD REGISTER COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Second Amendment to The Standard Register Company Supplemental Executive Retirement Plan (the “Plan”) shall be effective as of January 1, 2012.

WHEREAS, the Plan provides that it may be amended by the Board of Directors (the "Board") of The Standard Register Company (the “Company”); and

WHEREAS, the Board has determined it advisable to amend the Plan:

NOW THEREFORE, effective as of January 1, 2012, the Plan is amended as follows:

1.

The definition of “Credited Service” which appears in Section 2.12 of the Plan shall be amended in its entirety to read as follows:

2.12

Credited Service

“Credited Service” means the sum of all periods of a Participant’s service with the Company or a Selected Affiliate, and such additional Credited Service, if any, as is credited by the Committee in accordance with Section 8.5.

2.

The definition of “Investment Return Rate” which appears in Section 2.16 of the Plan shall be amended in its entirety to read as follows:

2.16

Investment Return Rate

“Investment Return Rate” means the rate, compounded annually, as determined by the Committee from time to time.  Any change in the Investment Return Rate will apply prospectively to a Participant’s Account as of the effective date of the change.

3.

Article IV of the Plan shall be amended by restating Section 4.1 in its entirety to read as follows:

4.1

Amount of Allocation

Subject to Section 3.2, with respect to each Plan Year, a Participant’s Account shall be credited with an amount or percentage of Compensation as determined from time to time by the Committee. Provided, however, that, unless otherwise specified by the Committee, the amount of the annual allocation determined by the Committee under this Section with respect to a

Participant shall remain in effect for subsequent Plan Years until the Participant’s termination of service or until the amount of such allocation is changed by action of the Committee.

4.

In all other respects, the Plan shall remain unchanged.

By executing this Amendment on this _______ day of __________________, 2012, the undersigned hereby certifies that this Amendment has been authorized and approved by the Board of Directors of The Standard Register Company.

THE STANDARD REGISTER COMPANY

By: ________________________________

Title: _______________________________

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